Exhibit 99.1

FIRST AMENDMENT TO
EMPLOYMENT AGREEMENT
Horace J. Davis III

               THIS *FIRST AMENDMENT TO EMPLOYMENT AGREEMENT, is made effective as of the date set forth below and is by and between Z-Tel Communications, Inc. (“Z-Tel” or “Company”), a Delaware corporation having its principal place of business at 601 South Harbour Island Boulevard, Suite 220, Tampa, Florida 33602, and Horace J. Davis III (the “Employee”).

               WHEREAS, The Employee and Z-Tel have entered into an employment agreement dated effective as of August 14, 2002;

               WHEREAS, the Employee and Z-Tel desire to amend said Employment Agreement.

               NOW THEREFORE, the Employee and Z-Tel agree to amend the employment Agreement by deleting Sections 1.1 and 3.1 in their entirety and replacing them as follows:

               1.1 Employment and Title. The Company hereby employs Employee, and Employee hereby accepts such employment, as Executive Vice President — Chief Financial Officer and acting Chief Executive Officer of the Company, all upon the terms and conditions set forth herein.

               3.1 Base Salary. As compensation for the services to be rendered by Employee, the Company shall pay Employee, during the Term of this Agreement, an annual base salary of not less than Three Hundred Thousand dollars ($300,000), which base salary shall accrue monthly (prorated for periods less than a month) and shall be paid in accordance with the Company’s standard payroll practices. The base salary will be reviewed annually, or, more frequently, as appropriate, by the Board of Directors for upward, but not downward, adjustment in its sole discretion.

               IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date set forth.

Z-TEL COMMUNICATIONS, INC.,
a Delaware corporation

By: __________________________________________
Horace J. Davis III,
Chief Executive Officer
Executive Vice President, Chief Financial Officer

DATE:_________________________________________
______________________________________________
Horace J. Davis III